UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2020
 _______________________
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $5 par value	UVSP	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2020, Univest Financial Corporation (the “Corporation”) and Univest Bank and Trust Co. (the “Bank”), a wholly-owned subsidiary of the Corporation, entered into change in control agreements with Brian J. Richardson, Executive Vice President and Chief Financial Officer of the Corporation and Bank, and Megan D. Santana, Senior Executive Vice President, Chief Risk Officer and General Counsel of the Corporation and the Bank (collectively, the “Agreements”).

The Agreements for each executive contain substantially similar terms and the Agreements replace and supersede the change in control agreements that Mr. Richardson and Ms. Santana previously entered into with the Corporation and the Bank. The term of each Agreement is for one year with automatic one year renewals of the Agreement thereafter, absent notice of non-renewal from any party.

Under the Agreements, in the event that the executive’s employment is terminated within nine months prior to or one year subsequent to a “change in control” either by the Corporation for a reason other than “cause” (as defined in the Agreements) or by the executive after the occurrence of certain specified events of “good reason” described in the Agreements, the Corporation will pay the executive a lump-sum cash payment equal to the sum of (i) two times the executive’s highest annual base salary in effect at the time of the termination of employment for the current and two preceding calendar years and (ii) two times the executive’s average cash bonus paid for the current and two calendar years preceding termination of employment. In addition, the executive will receive continuation of medical insurance benefits for two years, or a cash payment equal to the cost to obtain such benefits. If payments under the Agreements constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), such payments will be reduced to the extent necessary to avoid the imposition of an excise tax under Section 280G.

The Agreements also contain certain post-employment obligations (non-competition and non-solicitation) that may apply for either six or twelve months following a termination of employment, depending on the nature of the termination.

The foregoing description of the Agreements does not purport to be complete and it is qualified in its entirety by reference to the form of the change in control agreement attached hereto as Exhibit 10.1, of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

10.1	Form of Change in Control Agreement, dated January 1, 2020, entered into between Univest Financial Corporation, Univest Bank and Trust Co. and each of Brian J. Richardson and Megan D. Santana.

104	The cover page from the Corporation's Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Financial Corporation

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and Chief Executive Officer
Date: January 3, 2020